Section 1: DEF 14A (DEFINITIVE PROXY STATEMENT)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

UNION BANKSHARES CORPORATION

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

_______________

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2015

_______________

This supplement to proxy statement (the “Supplement”) amends and supplements the definitive proxy statement, dated March 11, 2015 (the “Proxy Statement”), filed by Union Bankshares Corporation (the “Company”) with the Securities and Exchange Commission on March 11, 2015. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.

Appointment of Proxy Solicitor

After the filing of the Proxy Statement, the Company engaged Regan & Associates, Inc. (“Regan”) to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Company’s annual meeting of shareholders (the “Annual Meeting”) to be held on April 21, 2015 at 10:00 a.m. at the Wyndham Virginia Crossings Hotel & Conference Center, which is located at 1000 Virginia Center Parkway, Glen Allen, Virginia, and at any adjournments or postponements thereof. Regan may solicit proxies personally, electronically, by mail or by telephone. The Company has agreed to pay Regan a fee of $15,000 plus reimbursement of expenses for these services.

This Supplement is dated April 2, 2015.